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                                                                    EXHIBIT 99.1

                                THE BUCKLE, INC.

                        1997 EXECUTIVE STOCK OPTION PLAN

1.       DEFINITIONS.

         (a) "Agreement" means an agreement between the Company and a Participant setting forth the terms and conditions of an Award.

         (b) "Award" means a stock option, stock appreciation right, or any combination of them, as described in and granted under the Plan.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Change in Control" means

             (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than (A) an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (B) Dan Hirschfeld or any member of his family (including his spouse, or any lineal descendant) or any of his or their affiliates, of beneficial ownership (within the meaning of Rule 13D-3 promulgated under the Exchange Act) of 25% or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to 25% or more of the total value of all equity securities of the Company, if, at the time of such acquisition Dan Hirschfeld, members of his family and his affiliates own less than 50% of the outstanding voting securities of the Company or less than 50% of the total value of all equity securities of the Company; or

             (ii) individuals who as of the effective date of the Plan constitute the Board and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended cease for any reason to constitute at least a majority of such Board.

             (iii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or


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consolidation, beneficially own, directly or indirectly, more than 60% of respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or disolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

         Notwithstanding the foregoing, a Change in Control of the Company shall be deemed not to have occurred with respect to any Participant, if such participant is, by written agreement executed prior to such Change in Control, a party on such Participant's own behalf in a transaction in which the persons (or their affiliates) with whom such Participant has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Participant has an equity interest in the resulting entity or a right to acquire such an equity interest.

         For the purposes of the foregoing, "Acquire the Company" means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Common Stock (such percentage to be computed in accordance with Rule 13d-3(d)(l)(i) promulgated under the Exchange Act) or substantially all of the assets of the Company or its successors.

         (e) "Code" means the Internal Revenue Code of 1986, as amended.

         (f) "Committee" means the committee referred to in Section 3(a) of the Plan.

         (g) "Common Stock" means the Common Stock of the Company, par value of $.05 per share, or such other class or kind of share or other securities as may be applicable under Section 12.

         (h) "Company" means The Buckle, Inc., a Nebraska corporation, or any successor to substantially all its business.

         (i) "Employee" means an officer or other employee of the Company or a related Company.

         (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

         (k) "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.


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         (l) "Fair Market Value" means the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, on such automated quotation system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated quotation system for the most recent day during which a sale occurred). If the Common Stock is not listed on a national securities exchange and is not quoted on an automated quotation system, then Fair Market Value shall be determined in good faith by the Committee.

         (m) "Participant" means an Employee who has been granted an Award under the Plan.

         (n) "Plan" means the 1997 Executive Stock Option Plan of the Company as described herein.

         (o) "Related Company" means any corporation or other entity in which the Company has or obtains a proprietary interest by reason of stock ownership or otherwise.

2.       PURPOSE.

         The Plan is intended to provide an incentive to selected Employees of the Company and of its Related Companies to remain in the employ of the Company and its Related Companies and to increase their interest in the success of the Company by providing them with opportunities to increase their proprietary interest in the Company and to receive compensation based upon the Company's success.

3.       ADMINISTRATION.

         (a) A committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of two or more members of the Board who qualify both as "non-employee directors" as contemplated by Rule 16(b)3 promulgated under the Exchange Act, or any successor provision thereto and as "outside directors" under Section 162(m) of the Code.

         (b) The Committee shall have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any


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agreements under the Plan and to make determinations pursuant to any Plan provision or agreement. Each interpretation, determination or other action made or taken by the Committee pursuant to the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's Articles of Incorporation and By-Laws as they may be amended from time to time.

         (c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate (i) its authority with regard to Awards, (including decisions concerning the timing, pricing and amount of Awards) granted to Employees who are officers or directors for purposes of
Section 16(b) of the Exchange Act or (ii) its authority pursuant to Section 10 to amend the Plan.

4.       ELIGIBILITY.

         Awards may be granted only to Employees. The Committee shall have the authority to select the participants to whom Awards may be granted and to determine the number and form of Awards to be granted to each Participant.

5.       STOCK SUBJECT TO THE PROVISIONS OF THE PLAN.

         (a) The stock subject to the provisions of the Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section 12, and subject to Section 5(b) below, the total number of shares of Common Stock as to which Awards may be granted shall be 1,250,000. During the term of the Plan no Participant shall be granted options or stock appreciation rights for more than 500,000 shares. During any fiscal year no Participant shall be granted options or stock appreciation rights to more than 200,000 shares. Shares not granted in one year of the Plan may be carried over to subsequent years.

         (b) For purposes of computing the number of shares of Common Stock remaining available for Awards at any time, there shall be debited against the total number of shares determined to be available pursuant to Section 5(a) and 5(c) the number of shares of Common Stock issuable upon exercise of stock options and stock appreciation rights granted pursuant to Section 6. In the case of a stock option granted in tandem with a stock appreciation right, the exercise of the option or stock appreciation right will reduce proportionately the number of shares subject to the tandem stock appreciation right or option, as the case may be. Any shares ceasing to be subject to the tandem option or


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right because of such reduction shall not be available for future Awards granted under the Plan.

         (c) Any shares represented by Awards which are forfeited, terminated, or expire unexercised shall again be available for grants and issuance under the Plan. In the event of a stock-for-stock exercise, only the net number of shares shall be deemed utilized, and shares withheld to pay withholding tax shall be deemed not to be utilized.

6.       AWARDS UNDER THE PLAN.

         (a) Stock Options. A stock option shall entitle the Participant to whom the option was granted the right to purchase a specified number of shares of Common Stock during a specified time at a price that is fixed at the time of grant, or for which the method of determining the price is specified at the time of grant, all as the Committee may determine. Payment of the exercise price shall be made in cash, or, to the extent provided in the Agreement relating to the option, in shares of Common Stock already owned by the participant (so long as the shares either (i) have been owned by the Participant for at least six months, or (ii) acquired by the Participant in the open market) or in any combination of cash and shares of Common Stock. If the Committee permits a Participant to pay any portion of the option price and/or tax withholding liability with shares of Stock with respect to the exercise of an Option (the "underlying Option") as provided herein then the Committee, in its discretion, may grant to such Participant (but only if Participant remains an eligible Participant at that time) additional non-qualified stock options, the number of shares of Option Stock called for thereunder to be equal to all or a portion of the Stock so surrendered or withheld (a "Reload Option"). Each Reload Option will be evidenced by an Option Agreement. Unless otherwise set forth therein, each Reload Option will be immediately exercisable upon such grant and will be coterminous with the Underlying Option. The Committee, in its sole discretion, may establish such other terms and conditions for Reload Options as it deems appropriate. The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option, and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Agreement relating to a stock option shall set forth the applicable vesting schedule as determined by the Committee. A Stock Option shall be effective for such term as shall be determined by the Committee and set forth in the Agreement relating to such option.



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         (b)      Stock Appreciation Rights.

                  (i) General. A stock appreciation right shall entitle a Participant to receive, upon exercise, an amount in cash equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the stock appreciation right is exercised, over the Fair Market Value of such number of shares on the date of grant (or, in the case of a stock appreciation right granted in tandem with a stock option, the aggregate exercise price which the Participant would otherwise have been required to pay under the terms of the stock option in order to purchase such shares).

                  (ii) Exercisability. A stock appreciation right shall be exercisable at the time or times established by the Committee at the time of grant. If a stock appreciation right is granted in tandem with a stock option, the stock appreciation right shall not be exercisable prior to or later than the time the related stock option could be exercised.

         (c) General Terms. The following terms and conditions shall be applicable to Awards:

                  (i) Restrictions on Transfer. A stock option or stock appreciation right granted under the Plan may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I or ERISA.

                  (ii) Award Exercisable Only by Participant. During the lifetime of a Participant, a stock option or other Award providing for exercise shall be exercisable only by the Participant. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

                  (iii) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 12.

                  (iv) Limitation on Exercise. An Option may not be exercised, and no shares of Common Stock may be issued in connection with an Award, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available.

                  (v) Single or Tandem Grants. Any Award described in subsections (a) or (b) above may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards may be made in combination with, in replacement of or as alternatives to grants or rights under any other


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employee or compensation plan of the Company, including the plan of any acquired entity.

7.       AGREEMENTS.

         The terms and conditions of each Award shall be embodied in an Agreement in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

8.       TERMINATION OF EMPLOYMENT.

         The Agreement relating to an Award will set forth provisions governing the disposition of an Award in the event of the retirement, disability, death or other termination of a Participant's employment.

9.       TAX WITHHOLDING.

         The Company or a subsidiary thereof, as appropriate, shall deduct from all cash payments made pursuant to or in connection with any Award any Federal, state or local taxes required to be withheld with respect to such payments. In the case of an Award payable in shares of Common Stock, the Company shall satisfy such obligation to remit taxes by withholding shares of Common Stock that would otherwise be received by such individual.

10.      AMENDMENTS.

         The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that any amendment which under the requirements of applicable law or by the rules of any stock exchange on which shares of the Common Stock of the Company are traded must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law, and provided, further that any amendment that must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Section 162(m) of the Code, or any successor provision, shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule. No termination or amendment of the Plan may, without the consent of the participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award.

11.      APPLICATION OF FUNDS.

         The proceeds received by the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

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12.      ADJUSTMENT OF AND CHANGES IN SHARES.

         In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend, or other change in corporate structure affecting the shares, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, outstanding options granted under the Plan, and in the value of, or number or class of shares subject to, other Awards granted or available to be granted under the Plan. The foregoing adjustments shall be determined by the Committee in its sole discretion.

13.      NO RIGHT TO EMPLOYMENT.

         No person shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan, the grant or Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any employee any right to be retained in the employ of the Company or any subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any subsidiary or other affiliate thereof to terminate the employment of such employee at any time.

14.      GOVERNING LAW.

         The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Nebraska.

15.      EFFECTIVE DATE.

         The effective date of this Plan shall be the date the Plan is adopted by the Compensation Committee of the Board of Directors, provided the Plan is approved by the Board of Directors and the stockholders of the Company within twelve months before or after that date. If the Plan is not so approved any Awards granted under this Plan will be rescinded and will be void.

16.      TERM OF PLAN.

         Unless earlier terminated pursuant to Section 10, the Plan shall terminate on the fifth anniversary of the effective date provided for in Section 15, except with respect to Awards then outstanding.


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17.      NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES.

         The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustment, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock , or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

18.      CHANGE IN CONTROL.

         In order to maintain the Participant's rights in the event of a Change in Control, the Committee, in its sole discretion, may, either at the time an Award is made hereunder or at any time prior to, or coincident with or after the time of a Change in Control:

         (i) provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee;

         (ii) provide for the purchase of such Awards, upon the Participant's request, for an amount of cash equal to the Change in Control Value of such rights had such Awards been currently exercisable or payable;

         (iii) make such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; or

         (iv) cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control.

         The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company in the event of a Change in Control, except that in no event may the Committee take actions that would cause the Plan to lose qualification under Rule 16b-3 under the Exchange Act, or take actions that will enable any Participant to incur liability under Section 16(b) of the Exchange Act. Notwithstanding anything contained in the Plan or any agreement under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in


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connection with a Change in Control, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

Approved by the Compensation Committee on December 26, 1997.

Approved by the Board of Directors on March 20, 1998.

Approved by the Stockholders on May 28,1998.